UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2008

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
_________________________________	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                        515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 3, 2008, the Department of Treasury preliminarily approved the application of West Bancorporation, Inc. (the “Company”) to participate in the Troubled Asset Relief Program Capital Purchase Program in the amount of $36 million.  The Company issued a press release announcing the preliminary approval on December 8, 2008.  The preliminary approval is subject to certain conditions including approval by Company shareholders of an amendment to its Restated Articles of Incorporation to authorize the issuance of preferred stock.  A special shareholders meeting is scheduled for December 23, 2008, to vote on that issue.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99: Press Release of West Bancorporation, Inc. dated December 8, 2008

Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “should,” or “anticipates,” or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  The Company may not complete a sale of preferred stock under the Treasury’s program because of a number of factors, including, among other things, the failure to obtain shareholder approval of the amendment to the restated articles of incorporation, or the failure to satisfy other closing conditions.   The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

December 8, 2008	By: Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press Release of West Bancorporation, Inc. dated December 8, 2008